Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR ALLIANCES IN MEXICO AND SRI LANKA

Y-mAbs Therapeutics, Inc.

230 Park Avenue

Suite 3350

New York, NY 10169

Ladies and Gentlemen:

We have acted as counsel to Y-mAbs Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 2,439,025 shares of the Company’s common stock, par value $0.0001 (the “Shares”), including up to 365,853 Shares that may be sold pursuant to the exercise of an option to purchase additional Shares pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-234034), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares dated February 17, 2021 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). All of the Shares are to be sold pursuant to the proposed form of Underwriting Agreement by and among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed on Schedule A thereto (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (a) the Underwriting Agreement; (b) the Amended and Restated Certificate of Incorporation of the Company, as filed with and certified by the Secretary of State of the State of Delaware; (c) the Amended and Restated Bylaws of the Company in the form filed with the Commission; and (d) resolutions of the Board of Directors of the Company, as attested by the Secretary of the Company.

Duane Morris llp
230 Park Avenue, Suite 1130 NEW YORK, NY 10169-0079	PHONE: +1 212 818 9200 FAX: +1 212 818 9606

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

As to questions of fact material to this opinion, we have relied only upon the above referenced certificate and documents and upon the representations and warranties of the Company included in the Underwriting Agreement.

The opinion expressed herein is limited in all respects to the Delaware General Corporation Law, as amended, including all reported judicial decisions interpreting such law. We express no opinion herein as to the effect on the matters covered by this letter of any other laws of the State of Delaware or the laws of any other jurisdiction, domestic or foreign.

Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

Following (i) execution and delivery of the Underwriting Agreement by all parties thereto, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors of the Company and the pricing committee thereof, the Shares when sold and issued in accordance with the Underwriting Agreement, Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP

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